Exhibit 99.1
Bell Microproducts Announces Receipt of Waivers
From Its Major Lenders
SAN JOSE, Calif., Feb. 13, 2008 (PRIME NEWSWIRE) — Bell Microproducts Inc. (Nasdaq:BELM) today announced that it has received waivers under all of the Company’s major lending agreements. Wachovia Capital Finance Corporation, Wachovia Bank, Bank of America, and the Retirement Systems of Alabama, have all agreed to waive the company’s obligation to provide audited financial statements through September 30, 2008, and, where applicable, the requirement that the Company remain listed on NASDAQ.
W. Donald Bell, President and Chief Executive Officer of Bell Microproducts, said, “We appreciate that our lenders value our long-term relationships and are supportive of us during this period as we work diligently to regain compliance with all of our filing requirements.”
About Bell Microproducts
Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.
Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at http://www.bellmicro.com.
Safe Harbor Statement
This release contains forward-looking statements that are based on the current opinions and estimates of management, and speak only as of the date on which they are made. Such forward-looking statements include, but are not limited to, the ability of the Company to work diligently, with its outside accounting consultants, to complete the review of certain historical accounting practices regarding reserves, accruals and estimates and determine if adjustments are required, and if so, the amounts thereof; and the ability of the Company to remain listed on the NASDAQ Global Market.

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February 13, 2008
Actual results could differ materially from such statements as a result of many risks and uncertainties, including, but not limited to: the requirement that adjustments in addition to those that have already been identified be made; the preliminary estimates of accounting adjustments are not accurate; other errors in the Company’s accounting could be identified resulting in additional adjustments; the adjustments related to the Company’s current review of its historical accounting for reserves, accruals, and other accounting estimates could be significant and/or material; the special committee could come into possession of additional evidence that alters its conclusions; the review by the special committee may take longer than currently anticipated; that the additional remedial measures, if any, taken by the special committee could divert management time and attention from the operations of the Company; the Company may not be able to diligently complete the restatements in a timely manner and thereby significantly delay the time in which the Company becomes current with its SEC periodic reporting obligations; one or more of our lenders may not provide additional waivers, if necessary, beyond September 30, 2008; that the Company’s common stock will no longer continue to remain listed on the NASDAQ Global Market; and the costs incurred by the Company in 2008 for extraordinary legal, accounting, and other professional fees related to the restatement may be significant. Investors should also take into account the risks described in the Company’s periodic reports filed with the SEC when making investment decisions. Investors are cautioned not to place undue reliance on these forward-looking statements, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE Bell Microproducts Inc. — 02/13/08
CONTACT:
Rob Damron, Investor Relations Representative of Bell Microproducts Inc.,
+1-414-224-1668, ir@bellmicro.com
Web site: http://www.bellmicro.com